UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2004

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia		30655

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

At a meeting held on January 7, 2004, the audit committee of the board of directors of the Company approved the engagement of Dixon Hughes PLLC, anticipated successor in the merger of the Company’s current independent accountants, Crisp Hughes Evans LLP, and the firm of Dixon Odom PLLC, as the Company’s independent accountants for the fiscal year ending August 27, 2004, effective with the merger of the two firms. On March 1, 2004, the Company was notified that the merger of the two firms had been completed. In connection therewith, Crisp Hughes Evans LLP resigned as independent accountants and Dixon Hughes PLLC became the Company’s independent accountants.

The reports of Crisp Hughes Evans LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor was there any event of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended August 29, 2003, and in the subsequent interim period through the date of this Form 8-K, there were no disagreements with Crisp Hughes Evans LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Crisp Hughes Evans LLP would have caused Crisp Hughes Evans LLP to make reference to the matter in their report.

The Company has provided Crisp Hughes Evans LLP with a copy of the disclosures contained in this report, and has requested that Crisp Hughes Evans LLP furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 4, 2004 is filed as Exhibit 16.

The Company confirms that neither it nor anyone acting on its behalf has consulted Dixon Odom PLLC regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K prior to its merger with Crisp Hughes Evans LLP forming the new firm Dixon Hughes PLLC.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.

16.	Crisp Hughes Evans LLP letter to the Securities and Exchange Commission dated March 4, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2004	AVONDALE INCORPORATED

	By:	/s/ Jack R. Altherr, Jr.

Jack R. Altherr, Jr. Vice Chairman and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number and Description

16.	Crisp Hughes Evans LLP letter to the Securities and Exchange Commission dated March 4, 2004.

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